EXHIBIT 10.23.4

FOURTH AMENDMENT

TO THE NCR OFFICER PLAN

AMENDMENT TO THE NCR OFFICER PLAN (the “Plan”) as restated and in effect January 1, 1997 by NCR Corporation (“NCR”).

WHEREAS, the Plan was amended and restated effective January 1, 1997, and amended by a First Amendment that closed the Plan to new Participants effective September 1, 2004, a Second Amendment effective January 1, 2006. and a Third Amendment effective December 31, 2006; and

WHEREAS, NCR desires to amend the Plan to bring the Plan into compliance with Section 409A of the Internal Revenue Code as of January 1, 2008;

NOW, THEREFORE, NCR does hereby amend the Plan, effective January 1, 2008, as follows:

1.	Section 4.2 Commencement of Benefits is hereby amended in its entirety to read as follows:

“4.2 Commencement of Benefits. A Participant’s benefit from this Plan shall commence on the later of (1) attainment of age 55, or (2) the date which is six months after the Participant’s date of “separation from service” (within the meaning of Treasury Regulation § 1.409A-1(h)).”

2.	Section 4.5 is deleted and Section 4.6 is renumbered as Section 4.5.

IN WITNESS WHEREOF, NCR has caused this amendment to the Plan to be executed this 31st day of October, 2007.

FOR NCR CORPORATION

By:	/s/ Andrea Ledford
Andrea Ledford
Senior Vice President,
Human Resources